                                                                    EXHIBIT 99.8


                             SERVERWORKS CORPORATION
                   (FORMERLY KNOWN AS RELIANCE COMPUTER CORP.)
                  STOCK OPTION PLAN 1.1 (AMENDED AND RESTATED)
                        INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (the "Option Agreement") is made and entered into as of the date designated on the signature page hereto as "Contract Date," by and between Reliance Computer Corp., a Delaware corporation (the "Company"), and the person designated as Optionee on the signature page hereto, (the "Optionee"). The Company has granted Optionee this option (the "Option") to purchase a total of that number of shares of Common Stock of the Company as set forth on the signature page hereto (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Amended and Restated Reliance Computer Corp. Stock Option Plan
1.1 (the "Plan") adopted by the Company, which is incorporated herein by reference. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of the Plan, the Plan shall control. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein. Pursuant to the Plan, the Board or the Committee has determined that it is in the best interest of the Company to grant this Option to the Optionee.

1. NATURE OF THE OPTION.

This Option is intended to qualify as an Incentive Stock Option as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. EXERCISE PRICE.

The exercise price is as set forth on the signature page hereto for each share of Common Stock, which price has been determined by the Board of the Company to be not less than the Fair Market Value per share of Common Stock on the date of grant set forth herein.

3. VESTING AND EXERCISABILITY.

This Option shall vest and become exercisable in accordance with the Plan and as follows:

     3.1  VESTING.

          3.1.1 This Option shall vest cumulatively, during Optionee's Continuous Status as an Employee as follows, it being understood that a portion of the Option may be vested as of the date of this Agreement under the following rules: ______________________

          3.1.2 In the event Optionee's employment with the Company terminates for any reason, including without limitation termination of employment by Optionee under any circumstances, termination by the Company with or without cause, death, or disability, this Option shall cease vesting and shall be cancelled to the extent of the number of Shares as to which the Option has not vested as of the date of termination.

          3.1.3 In the event of a transaction described in Section 9.2 of the Plan (e.g., liquidation of the Company, a reorganization involving a change of control, as defined, etc.), the Plan will terminate and any unvested portion of the Option shall terminate except and to the extent that the Committee determines otherwise as provided in such Section 9.2

     3.2  RIGHT TO EXERCISE.

          3.2.1 Subject to the provisions of this Section 3.2, this Option shall be exercisable immediately, in whole or in part, to the extent the Option has vested prior to exercise as provided in Sections
                3.1.1.1 and 3.1.1.2. If exercised in part, the balance of this Option shall be exercisable at any time thereafter, subject to the vesting requirements of Section 3.1.

          3.2.2 This Option may not be exercised for a fraction of a share.

          3.2.3 In the event of termination of Optionee's Continuous Status as an Employee, the exercisability of the Option is governed by this Section 3.2 and Section 7 below.

          3.2.4 In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 12 below.

     3.3 METHOD OF EXERCISE. This Option shall be exercisable by written notice in the form attached hereto as Exhibit A, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price in any form permitted under Section 5 below. This Option shall be deemed exercised upon receipt by the Company of such written notice accompanied by the exercise price.

          No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. The Company agrees to take such reasonable actions as may be necessary to cause the issuance of the Shares to be in compliance with the aforementioned laws and requirements. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

4. OPTIONEE'S REPRESENTATIONS AND SECURITIES LAW COMPLIANCE.

In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, (a) the Company may require Optionee, concurrently with the exercise of all or any portion of this Option, to deliver to the Company an Investment Representation Statement containing the statements (to the extent required under applicable law) set forth in Exhibit B and (b) the certificate for the Shares shall bear appropriate legends.

5. METHOD OF PAYMENT.

Payment of the exercise price shall be by (i) cash, (ii) check, (iii) surrender of other shares of Common Stock of the Company which either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company and have a Fair Market Value on the date of surrender equal to the exercise price of the Shares as to which the Option is being exercised, or (iv) if the Common Stock is publicly traded and the Shares purchasable have been registered under the Securities Act of 1933, as amended, at the time of Option exercise, delivery of a properly executed exercise notice together with irrevocable instructions to an agent of the Company to sell the Shares and promptly deliver to the Company that portion of the sale or loan proceeds required to pay the exercise price.

6. RESTRICTIONS ON EXERCISE.

This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

7. TERMINATION OF STATUS AS AN EMPLOYEE.

In the event of termination of Optionee's Continuous Status as an Employee, the vested portion, if any, of this Option shall continue to remain outstanding and the unvested portion of this Option, if any, shall be cancelled. In the event this Option is partially or wholly vested on the date of termination of Optionee's Continuous Status as an Employee and is not exercised within the earlier of (a) the period set forth in Section 12 or (b) six months after termination of Optionee's Continuous Status as an Employee (or within eighteen months in the case of termination as a result of Optionee's death or Permanent Disability), this Option shall terminate (it being understood that any exercise after three months following termination of Optionee's Continuous Status as an Employee (or one year in the case of termination as a result of Optionee's death or Permanent Disability) will cause this Option to be treated as a non-qualified option rather than as an incentive stock option). Notwithstanding the foregoing, nothing herein shall prevent the Company from entering into an agreement with an Employee upon the termination of his/her Continuous Status as an Employee to repurchase any Shares issued to the Employee prior to such date upon the exercise of options granted under the Plan. Permanent Disability exists if an individual is unable to perform his ordinary and customary duties as an employee of the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

8. NON-TRANSFERABILITY OF OPTION.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9. COMPANY RIGHT OF FIRST REFUSAL.

     9.1 In the event the Optionee exercises this Option and proposes to sell, pledge or otherwise transfer any Shares (other than under the Buy-Out Option described in Section 17 below), the Company shall have a right of first refusal (the "Right of First Refusal") with respect to such Shares. Optionee agrees that in no event will Optionee sell, pledge or otherwise transfer any Shares except in compliance with this Section. Before any proposed transfer, Optionee shall give a written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The Company shall have the right to purchase the Shares subject to the Transfer Notice on the terms set forth in the Transfer Notice by delivery to the Optionee of a notice of exercise of the Company's Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company's rights under this Section 9.1 shall be freely assignable, in whole or in part. In the event the Company and/or its assignee elects to purchase the Shares subject to the Transfer Notice, the Company and/or its assignee must purchase all the Shares subject to the Transfer Notice.

     9.2 If the Company fails to exercise in full the Right of First Refusal within thirty (30) days from the date the Transfer Notice is delivered to the Company, the Optionee may, not later than ninety (90) days following delivery to the Company of the Transfer Notice, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in this
          Section 9. If the Company exercises the Right of First Refusal, the parties shall consummate the sale of shares of Stock on the terms set forth in the Transfer Notice within thirty (30) days after the delivery of the Transfer Notice to the Company.

     9.3 All transferees of Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that they will receive and hold such Shares or interests subject to the provisions of this Agreement, including a Right of First Refusal with respect to any subsequent transfer of the Shares and the Buy-Out Option. Any sale or transfer of any Shares shall be void unless the provisions of this
          Section 9 are met.

     9.4 The Right of First Refusal shall terminate at such time as a public market exists for the Company's Common Stock (or any other stock issued by the Company, or any successor, in exchange for the Shares). For the purpose of this Agreement, a "public market" shall be deemed to exist if quotations for such stock are reported by the automated quotations system operated by the National Association of Securities Dealers Automated Quotations System (NASDAQ) or by an equivalent quotations system or if the stock is listed on a stock exchange.

     9.5 The Right of First Refusal shall not apply to a transfer of the Shares to the Optionee's ancestors or descendants or spouse or to a trustee for their benefit, provided that such transferee shall agree in writing (in a form satisfactory to the Company) to take the Shares subject to all terms of this Agreement, including (i) a Right of First Refusal with respect to any subsequent transfer of the Shares and (ii) the Buy-Out Option described in Section 17.

10. ADJUSTMENT FOR REORGANIZATIONS, STOCK SPLITS, ETC.

In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or the like, an appropriate and proportional substitution or adjustment shall be made for or in (a) the number and class of Shares subject to outstanding Options and Awards of Restricted Stock (b) the Option Price of Options, and (c) the aggregate number and class of Shares for which Awards thereafter may be made under this Plan. No fractional Shares shall be issuable on account of any action or occurrence under this
Section 10. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine to issue scrip certificates in respect to any fractional Shares, which scrip certificates shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe.

11. TRANSFERABILITY OF THE SHARES.

     11.1 Shares which are issued by an exercise of this Option shall be subject to the transfer restrictions of Section 7.6, the Right of First Refusal in Section 9, the Buy-Out Option described in Section 17, and the other transfer restrictions set forth herein. Accordingly, such Shares may be sold, transferred, pledged, hypothecated or otherwise disposed of only as provided herein.

     11.2 The certificate or certificates evidencing any of the Shares shall be endorsed with legends substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE STOCK OPTION AGREEMENT PURSUANT TO WHICH SUCH SHARES WERE PURCHASED, WHICH AGREEMENT INCLUDES, RESTRICTIONS ON TRANSFER, RIGHTS OF FIRST REFUSAL AND BUY-OUT OPTION IN FAVOR OF THE CORPORATION. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE SECRETARY OF THE CORPORATION."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD, OR TRANSFERRED ONLY IF (A) REGISTERED OR QUALIFIED PURSUANT TO THE PROVISIONS OF THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) IF IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AN EXEMPTION OR EXCEPTION FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS IS AVAILABLE."

     11.3 Transfer or sale of the Shares is subject to restrictions on transfer imposed by state and Federal securities laws. Any transferee from Optionee shall hold Shares subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

12. TERM OF OPTION.

This Option may not be exercised more than ten (10) years (five (5) years if Optionee owns, immediately before the Option is granted, stock representing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary) from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

13. EARLY DISPOSITION OF STOCK.

Optionee understands that, under current law, if any Shares received under this Option are disposed of within two (2) years from the date of grant of this Option or within one (1) year after such Shares were transferred to him, he will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the difference between the exercise price and the lower of the Fair Market Value of the Shares at the date of exercise or the Fair Market Value of the Shares at the date of disposition. Optionee hereby agrees to notify the Company in writing within ten days after the date of any such disposition.

14. WITHHOLDING OF TAXES.

Subject to Section 13 of the Plan, upon the exercise of this Option, the Company shall have the right to require Optionee or Optionee's permitted successor in interest to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to such Shares. In its sole discretion, the Company may permit Optionee to make such payment in whole or in part by delivery of other shares of Common Stock owned by, and in the possession of, Optionee, such shares to be valued at their Fair Market Value on the date of surrender.

15. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS OF DELAWARE OR ANY OTHER JURISDICTION.

16. NOTICES.

Any notice required or permitted under this Agreement shall be given in writing by express courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by ten (10) days advance written notice to the other parties. Notice shall be effective upon the earlier of receipt or three (3) days after delivery.

         If to the Company:     Reliance Computer Corp.
                                2251 Lawson Lane
                                Santa Clara, CA  95054
                                Attn: Corporate Secretary

         If to Optionee:        As set forth on the signature page hereto.

17. BUY-OUT OPTION.

The Option is subject to a Buy-Out Agreement of even date herewith which gives the Company a Buy-Out Option, exercisable after the date on which Optionee's employment with, or rendering of services to, the Company is terminated, to purchase all of Optionee's Shares at a price determined in part by an independent appraisal. Execution by Optionee of the Buy-Out Agreement with respect to the Shares covered by the option shall be a condition precedent to the grant of the Option to Optionee hereunder.

                                              Reliance Computer Corp.
                                              a Delaware Corporation

                                              By: ______________________________

                                              Title: ___________________________

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL. NOTHING IN THIS AGREEMENT OR THE PLAN SHALL EXPAND OR LIMIT IN ANY MANNER WHATSOEVER THE RIGHT OR POWER OF THE COMPANY TO TERMINATE OPTIONEE'S EMPLOYMENT WITH OR WITHOUT CAUSE.

NOTE CAREFULLY: This Option Agreement is subject to a Buy-Out Agreement of approximately even date herewith which gives the Company a Buy-Out Option, exercisable after the date on which Optionee's employment with, or rendering of services to, the Company is terminated, to purchase all of Optionee's Shares at a price determined in part by an independent appraisal. This Option Agreement also gives the Company the Right of First Refusal on any transfer of the Shares by Optionee under certain circumstances.

Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. Similarly, Optionee acknowledges receipt of a copy of the Buy-Out Agreement and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan, the Buy-Out Agreement and this Option Agreement in their entirety, has had an opportunity to obtain the advice of independent legal counsel prior to executing the Buy-Out Agreement and this Option Agreement, and fully understands all provisions of the Plan, this Option Agreement, and the Buy-Out Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

THE OPTION GRANTED HEREUNDER TO OPTIONEE IS IN COMPLETE SATISFACTION OF ALL OF OPTIONEE'S RIGHTS AND CLAIMS TO RECEIVE OPTIONS, STOCK, OR OTHER INCENTIVE COMPENSATION FROM THE COMPANY UNDER (I) THE OFFER LETTER FROM COMPANY TO OPTIONEE DATED ________, ____, AND/OR (II) ANY AND ALL ORAL OR WRITTEN PROMISES OR AGREEMENTS MADE BY COMPANY ON OR PRIOR TO THE DATE HEREOF, AND OPTIONEE HEREBY WAIVES AND RELEASES ANY AND ALL CLAIMS TO RECEIVE COMPANY STOCK OR OPTIONS OR OTHER INCENTIVE COMPENSATION EXCEPT AS SET FORTH IN THIS AGREEMENT AND ANY OTHER AGREEMENT EXECUTED CONTEMPORANEOUSLY HEREWITH.

Optionee further acknowledges that the qualification of the Options granted hereunder as "incentive stock options" depends upon a number of factual matters, including without limitation whether the exercise price specified below is at least equal to the fair market value of the Shares as of the date hereof. Optionee agrees that Company is not guaranteeing "incentive stock option" treatment of the Options, and waives any claim based upon the failure, if any, of the Options to so qualify.

Contract Date:                     Optionee Signature:
               ------------------                     --------------------------

Deemed
Grant Date:                        Optionee Name:
               ------------------                     --------------------------

Shares:                            Optionee Address:
               ------------------                     --------------------------


                                                      --------------------------

Exercise Price:
               ------------------                     --------------------------

By his or her signature below, the spouse of Optionee affirms that he/she has read in their entirety, and agrees to be bound by all of the terms and conditions of, the foregoing Option Agreement (including the provisions thereof relating to the Right of First Refusal), the Plan and the Buy-Out Agreement.


                                               Spouse:
                                                       -------------------------

                                    EXHIBIT A

                       NOTICE OF EXERCISE OF STOCK OPTION


Reliance Computer Corp.
2251 Lawson Lane
Santa Clara, CA  95054

Attn: Secretary

The undersigned hereby elects to exercise the option indicated below with respect to the number of shares of Common Stock of Reliance Computer Corp. (the "Company") set forth:

      Deemed Option Grant Date:
                                         _______________________________

      Type of Option:
                                         _____  Incentive Stock Option

                                         _____  Nonstatutory Option


      Number of Shares Being Exercised:  ________________________ Shares

         Exercise Price Per Share:       $_______________________

         Total Exercise Price:           $_______________________

         Method of Payment:
                                         ______ Cash

                                         ______ Check

Enclosed herewith is payment in full of the total exercise price, a copy of the Option Agreement and executed copy of an Investment Representation Statement (Exhibit B).

My exact name, current address and social security number are:

Name:__________________________           Address: _________________________

SSN: __________________________           __________________________________

                                          __________________________________

Dated:_________________________           __________________________________
                                          (Optionee's Signature)

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT


PURCHASER:  ________________________________________

COMPANY:    RELIANCE COMPUTER CORP.

SECURITY:   COMMON STOCK

AMOUNT:     ________________________________________


In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

(a) I am sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

(b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. In addition, I understand the Securities have not been registered under the Delaware Corporation Law.

(c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 or the resale provisions of Rule 701 under the Securities Act). Moreover, I understand that the company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) The availability of certain public information about the Company; (2) the resale occurring not less than a prescribed period after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934 (the "Exchange Act") and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. The Purchaser further understands that the resale provisions of Rule 701 will not apply until 90 days after the company becomes subject to the reporting obligations under the Exchange Act (typically upon the effective date of a company's initial public offerings). There can be no assurances that the requirements of Rule 144 or Rule 701 will be met, or that the Securities will ever be saleable.

(e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period had been satisfied.

(f) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, or that the resale provisions of Rule 701 are not available, registration under the Securities Act, compliance with Regulation A, compliance with some other registration exemption or the notification to the Company of the proposed disposition by me and the furnishing to the company of
(i) detailed information regarding the disposition, and (ii) opinion of my counsel to the effect that such disposition will not require registration (I understand such counsel's opinion shall concur with the opinion by counsel for the Company and I shall have been informed of such compliance) will be required and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has offered its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(g) I understand that this Investment Representation Statement is intended to restrict the above-listed Securities only to the extent required by applicable law, and that it shall not be construed to increase the limitations on transfer of the above-listed Securities beyond the requirements of applicable law.


                                                  Signature of Purchaser:


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                                                  Date:
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